UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 12, 2007

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	33-1073076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA		23230
(Address of principal executive offices)		(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 12, 2007, Genworth Financial, Inc. (the “Company”) completed a public offering of $350 million aggregate principal amount of the Company’s 5.650% Senior Notes due 2012 (the “Notes”). The Notes are governed by an Indenture, dated as of June 15, 2004 (the “Base Indenture”), as supplemented by Supplemental Indenture No. 1, dated as of June 15, 2004 (“Supplemental Indenture No. 1”), Supplemental Indenture No. 2, dated as of September 19, 2005 (“Supplemental Indenture No. 2”), and Supplemental Indenture No. 3, dated as of June 12, 2007, each between the Company and The Bank of New York Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A.), as trustee (as so supplemented, the “Indenture”).

The notes were issued and sold pursuant to an underwriting agreement (the “Underwriting Agreement”), dated June 5, 2007, among the Company and Banc of America Securities LLC, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as underwriters (the “Underwriters”). The Company sold the Notes to the Underwriters at an issue price of 99.623% of the principal amount thereof, and the Underwriters offered the Notes to the public at a price of 99.973% of the principal amount thereof.

The net proceeds of the offering to the Company were approximately $348 million. The Company intends to apply the net proceeds from this offering to repay a portion of its outstanding $500 million LIBOR floating rate senior notes due June 15, 2007, with the remainder to be repaid with cash on hand.

The Notes are unsecured and unsubordinated obligations of the Company and rank equally with all of the Company’s existing and future unsecured and unsubordinated obligations. Interest on the Notes will be payable semiannually in arrears on June 15 and December 15 of each year.

The Notes were offered and sold by the Company pursuant to its registration statement on Form S-3 (File No. 333-138437).

The foregoing description of the Indenture and the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture and Supplemental Indenture No. 1, which are filed as Exhibits 4.10 and 4.11 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed on March 1, 2005; to the full text of Supplemental Indenture No. 2, which is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on September 19, 2005; to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K, filed on June 8, 2007; and to the full text of Supplement Indenture No. 3, which is filed as exhibit 4.1 hereto, each of which is incorporated by reference herein.

Item 9.01. Financial Statement and Exhibits.

(d)	Exhibits.

The following is filed as an exhibit to this report:

Number	Description

4.1	Supplemental Indenture No. 3, dated as of June 12, 2007, between Genworth Financial, Inc. and The Bank of New York Trust Company, N.A., as trustee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2007

GENWORTH FINANCIAL, INC.

By:	/s/ Scott R. Lindquist
Scott R. Lindquist
Vice President and Controller

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EXHIBIT INDEX

Number	Description

4.1	Supplemental Indenture No. 3, dated as of June 12, 2007, between Genworth Financial, Inc. and The Bank of New York Trust Company, N.A., as trustee.

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